                             KANDERS & COMPANY, INC.
                               Two Soundview Drive
                          Greenwich, Connecticut 06830


                                              January 1, 2002


Armor Holdings, Inc.
1400 Marsh Landing Parkway
Jacksonville, Florida 32250

Dear Sirs:

     We are pleased to set forth in this agreement (the "Agreement") the terms of the retention of Kanders & Company, Inc. (the "Consultant") by Armor Holdings, Inc. and its affiliates and subsidiaries (collectively, the "Company").

     1. The Consultant will act as the non-exclusive consultant to the Company, and will, subject to the provisions hereinafter set forth, render investment banking and financial advisory services to the Company, including assisting in the development and structuring of corporate debt and equity financings, including introductions to sources of capital; and provide guidance and advice to the Company as to (i) potential targets for mergers and acquisitions, joint ventures, and strategic alliances, including facilitating the negotiations in connection with such transactions; and (ii) capital and operational restructuring. In connection with the Consultant's activities on the Company's behalf, the Consultant will familiarize itself with the business, operations, properties and financial condition of the Company. Nothing contained in this Agreement shall require the Consultant to render a fairness opinion to the Company.

     2. In consideration for the investment banking and financial advisory services to be rendered by Consultant to the Company under this Agreement, the Company shall pay Consultant fees, mutually agreed upon, for such investment banking and financial advisory services during the term of this Agreement on a transaction by transaction basis. The Company may make advance payments to Consultant related to the investment banking and financial advisory services to be rendered by Consultant to the Company under this Agreement to help defray expenses incurred by Consultant in performing such investment banking and financial advisory services. Any advances made by the Company to Consultant shall be deducted from the mutually agreed upon fees associated with each completed transaction. The aggregate amount of fees shall not exceed $1,575,000 in any calendar year during the term of this Agreement.

     3. In connection with the Consultant's activities on the Company's behalf, the Company will cooperate with the Consultant and will furnish the Consultant with all information and data concerning the Company which the Consultant reasonably believes appropriate to its assignment (all such information so furnished being the "Information") and will provide the

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Armor Holdings, Inc.
January 1, 2002
Page 2


Consultant with access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that the Consultant (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement, without having independently verified same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify the Consultant if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to the Consultant. The Consultant agrees to keep confidential and not disclose, without the Company's prior written consent, any Information delivered to the Consultant by the Company that the Company has identified in writing as not publicly available and confidential.

     4. In addition to the fees described in paragraph 2 herein, the Company agrees to reimburse the Consultant, upon request from time to time, for reasonable out-of-pocket expenses incurred (including, but not limited to, expenses for office space, an executive assistant, furniture and equipment, travel and entertainment, reasonable fees and disbursements of counsel, and of other consultants retained by the Consultant).

     5. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination of this Agreement.

     6. (a) This Agreement shall commence on the date hereof and continue for a period of five years.

         (b) The Company shall have the right to terminate this Agreement upon giving Consultant 90 days prior written notice of such termination, in which event the Company's payment obligations to Consultant under this Agreement shall continue during such 90-day period, and the Company will pay all accrued and unpaid amounts due Consultant under this Agreement to Consultant, including, without limitation, amounts under paragraphs 2 and 4 hereof, on the effective date of such termination.

         (c) In the event of a material breach by Consultant of this Agreement and the expiration of a 10-business day cure period after written notice from the Company to Consultant of such breach, the Company shall have the right to terminate this Agreement upon a failure of the Consultant to have cured such breach upon expiration of such 10-business day cure period, in which event the Company's payment obligations to Consultant under this Agreement shall cease to accrue as of the effective date of such termination, and the Company will pay all accrued and unpaid amounts due Consultant under this Agreement to Consultant, including,

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Armor Holdings, Inc.
January 1, 2002
Page 3

without limitation, amounts under paragraphs 2 and 4 hereof, within 10 business days of the effective date of such termination.

     7. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein.

     8. The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     9. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

     If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

                                           Very truly yours,

                                           KANDERS & COMPANY, INC.


                                           By:
                                              ----------------------------------
                                              Warren B. Kanders
                                              President



AGREED TO AND ACCEPTED:

Armor Holdings, Inc. hereby accepts the terms and provisions of, and agrees to be bound by the terms and provisions of the foregoing letter, as of this 1st day of January, 2002.

ARMOR HOLDINGS, INC.


By:
   ----------------------------------
   Name:
   Title:

                              ARMOR HOLDINGS, INC.
                           1400 Marsh Landing Parkway
                           Jacksonville, Florida 32250


                                                    January 1, 2002



Kanders & Company, Inc.
Two Soundview Drive
Greenwich, Connecticut 06830

Gentlemen:

     In connection with the engagement of Kanders & Company, Inc. (the "Consultant") to advise and assist us with the matters set forth in the Agreement dated the date hereof between us and the Consultant, we hereby agree to indemnify and hold harmless the Consultant, its affiliated companies, and each of the Consultant's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including the Consultant, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel), actions (including shareholder derivative actions), proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; provided, however, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, which consent shall not be unreasonably withheld, or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of the Indemnified Person seeking indemnification. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     Promptly after the Consultant receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, the Consultant will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably

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Armor Holdings, Inc.
January 1, 2002
Page 2


promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) in the reasonable opinion of counsel to such Indemnified Person, a conflict or potential conflict exists between us and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.

     If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Liabilities (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified person), then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by such Indemnified Person on the other hand from the transactions in connection with which the Consultant has been engaged or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such a proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of us and of such Indemnified Person; provided, however, that in no event shall the aggregate amount contributed by the Indemnified Person exceed the amount of fees actually received by the Consultant pursuant to this engagement. The relative benefits received or sought to be received by us on the one hand and by the Consultant on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which the Consultant has been engaged bears to (b) the fees paid or payable to the Consultant with respect to such engagement.

     The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state. This agreement may not be amended or otherwise modified except by an instrument signed by both the Consultant and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not effect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect.

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Armor Holdings, Inc.
January 1, 2002
Page 3

     The foregoing indemnification agreement shall remain in effect indefinitely, notwithstanding any termination of the Consultant's engagement.


                                           Very truly yours,

                                           ARMOR HOLDINGS, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


ACKNOWLEDGED AND AGREED TO:

KANDERS & COMPANY, INC.


By:
   ------------------------------------
   Warren B. Kanders
   President